Intermediate Municipal Trust

                               Federated Investors
                            Federated Investors Tower
                            Pittsburgh, PA 15222-3779

                                  July 15, 1997



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, N.W.
Washington, DC  20549

         RE:      INTERMEDIATE MUNICIPAL TRUST
                  1933 Act File No.  2-98237
                  1940 Act File No.  811-4314

Dear Sir or Madam:

         Enclosed is Post-Effective Amendment No. 27 under the Securities Act of 1933 which has been filed electronically via EDGAR. This Post-Effective Amendment is being submitted for the purpose of registering additional shares of beneficial interest, no par value, of the Registrant pursuant to the provisions of Section 24 (e) (1) and Rule 24e-2 of the Investment Company Act of 1940.

         As indicated on the facing page of the Amendment, the Registrant has specified that this filing become effective immediately upon filing pursuant to the provisions of Rule 485 (b) of the Securities Act of 1933. As required by that Rule, the Registrant has represented on the signature page that the Amendment meets all of the requirements for effectiveness pursuant to paragraph
(b) thereof.

                                                     Very truly yours,



                                                     /s/ Matthew S. Hardin
                                                     Matthew S. Hardin
                                                     Assistant Secretary

Enclosures

cc:      Matthew G. Maloney, Esquire
         Linda L. Banas